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                                                             EXHIBIT 99.(J)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 1 to the registration statement under the Securities Act of 1933 and Amendment No. 3 to the registration statement under the Investment Company Act of 1940 on Form N-1A (the "Registration Statement") of our report dated February 18, 1999, relating to the financial statements and financial highlights of the Equity Income VIP Portfolio, the International VIP Portfolio and the Low Duration VIP Portfolio (three of the four portfolios of Hotchkis and Wiley Variable Trust), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Other Service Providers" in such Statement of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.



/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
February 23, 1999